EXHIBIT 4.1

THIS NOTE HEREOF HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS IT HAS BEEN SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

CONVERTIBLE DEMAND PROMISSORY NOTE

Principal Amount:  $156,875.00                                                                                                                                    Issue Date:   April 7, 2009

FOR VALUE RECEIVED, the undersigned, Oxis International, Inc., a Delaware corporation (the “Borrower” or the “Company”), hereby promises to pay to the order of Bristol Investment Fund, Ltd. (together with each of their said heirs, personal representatives, successors and assigns, and any such bearer, being hereinafter referred to collectively as  the “Holder”), on demand (the date on which demand is made is the “Maturity Date”), the principal sum of Twelve Thousand Five Hundred Fifty Dollars ($156,875.00) (the “Note”).  For purposes of this Note, “Borrower” shall mean all successors in interest and assignees, including, without limitation, pursuant to a merger, consolidation, reorganization, recapitalization or other similar restructuring event (collectively, a “Reorganization”), and all endorsers, sureties and guarantors and any other person liable or to become liable with respect to the Note.

1.           Original Issue Discount.   This Note is issued with an original issue discount of 20.3187% and has been issued to Holder upon funding of $125,000 by Holder to Borrower.

2.           Payment of Principal.  The Borrower shall pay the Holder the entire principal amount due under this Note upon demand by Holder.

3.           Conversion.  At any time while this Note is outstanding, the Holder may convert any portion of this Note that is outstanding, whether such portion represents principal or interest, into shares of common stock of the Company (the “Conversion Shares”) at a price (the “Conversion Price”) equal to the lesser of (i) $0.01 and (ii) 60% of the average of the three (3) lowest trading prices occurring at any time during the twenty (20) trading days preceding the date that the Holder notifies the Company that it elects to effectuate a conversion (the “Conversion Date”).  The Company must deliver the Conversion Shares to the Holder no later than the third (3rd) business day after the Conversion Date (the “Share Delivery Date”).

4.           Prepayment.  Borrower shall pay the entire outstanding principal balance under this Note, together with all accrued and unpaid interest thereon (collectively, the “Indebtedness”), at anytime, in the Borrower’s sole discretion, on or before the date that Holder makes demand without penalty.  The Borrower shall give at least 5 days’ notice to the Holder prior to such repayment (the fifth (5th) day following such notice is the “Prepayment Date”).  In the event that Borrower fails to make complete payment of all amounts due under this Note on the Prepayment Date, the Holder may immediately demand payment of all amounts due under this Note at any time following such Prepayment Date.

5.           Warrant.    Simultaneously with the issuance of this Note, Borrower shall issue to the Holder a warrant (the “Warrant”) to purchase such number of shares of common stock of the Company equal to the number of Conversion Shares issuable upon full conversion of the principal amount of this Note at a price (the “Warrant Issue Price”) equal to the lesser of (i) $0.01 and (ii) 60% of the average of the three (3) lowest trading prices occurring at any time during the 20 trading days preceding the issue date of this Note.  Such Warrant shall be exercisable for common stock of the Company at an exercise price equal to the Warrant Issue Price, subject to full-ratchet anti-dilution adjustment as more fully described in the form of Warrant to be provided by Holder and signed by the Company.

6.           Acknowledgement by the Holder.  The Holder hereby represents and warrants to the Borrower that the Holder has sufficient knowledge and experience of financial and business matters so that the Holder is able to evaluate the merits and risks of purchasing this Note and the Holder has had substantial experience in previous private and public purchases of securities.  The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

7.           Anti-dilution Adjustment.  If at any time this Note is outstanding, the Company issues common stock or securities convertible into or exercisable for common stock at a price per share that is lower than the Conversion Price (a “Dilutive Issuance”), or adjusts the price per share at which any of its outstanding securities can be converted into or exercised for common stock to a price that is lower than the Conversion Price (a “Dilutive Adjustment”), the Conversion Price shall automatically be adjusted to equal the lower price granted in such Dilutive Issuance or Dilutive Adjustment (the “Adjusted Conversion Price”).  The Company must provide written notice to the Holder of a Dilutive Issuance or a Dilutive Adjustment (the “Adjustment Notice”) within three (3) trading days of such occurrence, provided however that the Adjusted Conversion Price shall be deemed to be in effect automatically upon any Dilutive Issuance or Dilutive Adjustment regardless of whether the Company provides the Adjustment Notice. The Company must honor any conversions requested by the Holder at the Adjusted Conversion Price following any Dilutive Issuance or Dilutive Adjustment.

8.           Piggyback Registration Rights.  If at any time this Note is outstanding, the Company files a registration statement with the United States Securities and Exchange Commission (the “Registration Statement”) the Company must include the shares underlying this Note in such Registration Statement.  The Company shall notify the Holder of its intent to file such Registration Statement at least thirty (30) days prior the filing of the Registration Statement and provide the Holder an opportunity to review and comment on such Registration Statement.

9.           Event of Default.  Any of the following shall constitute an “Event of Default” under this Note, and shall give rise to the remedies provided in Section 6 herein:

(a)	The failure by the Borrower to pay the Indebtedness or otherwise to satisfy when due, as contemplated in Section 2;

(b)	The failure by the Borrower to deliver the Conversion Shares by the Share Delivery Date, as contemplated in Section 3;

(c)	The failure by the Borrower to provide the Adjustment Notice or honor conversions at the Adjusted Conversion Price following a Dilutive Issuance or Dilutive Adjustment, as contemplated in Section 6;

(d)	The failure by the Borrower to comply with the registration obligations as contemplated in Section 7;

(e)	The failure by the Borrower to timely file and keep current periodic reports with the SEC;

(f)
If the Borrower:  (i) makes a general assignment for the benefit of creditors; (ii) is adjudicated a bankrupt or insolvent; (iii) files a voluntary petition in bankruptcy; (iv) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect; (v) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within 30 days after the date of the commencement thereof; (vi) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not

(g)	vacated or discharged within 30 days thereafter; or (vii) takes any action in furtherance of any of the foregoing;

(h)
Any merger, liquidation, dissolution or winding up of the Borrower or its business or any sale of all or substantially all of the Borrower’s capital stock or assets; provided, however, the merger or sale of the Borrower with a successor entity that acknowledges and expressly assumes in writing the Borrower’s obligations hereunder shall not be considered an “Event of Default” for purposes hereof; or

(i)	The Borrower attempts to effectuate or effectuates a reverse stock split of its common stock without first obtaining the prior written consent of the Holder.

10.           Remedies on Default.  If any Event of Default shall occur and be continuing for a period of seven (7) calendar days, the Holder shall, in addition to any and all other available rights and remedies, have the right, at the Holder’s option unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of a subsequent default), to:  (a) declare the entire unpaid principal balance of this Note, together with all interest accrued thereon and all other sums due by the Borrower hereunder (the “Default Amount”), along with a default premium equal to 10% of the Default Amount, to be immediately due and payable; and (b) pursue any and all available remedies for the collection of such principal and interest to enforce its rights as described herein; and in such case the Holder may also recover all costs of suit and other expenses in connection therewith, including reasonable attorney’s fees for collection and the right to equitable relief (including, but not limited to, injunctions) to enforce the Holder’s rights as set forth herein.

11.           Participation in Future Financing.  From the date hereof until the date that is the later of (i) the Maturity Date and (ii) 360 days after the Indebtedness is paid to Holder, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), the Holder shall have the right to participate in a Subsequent Financing for up to an amount  equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms and conditions provided for in the Subsequent Financing at a 25% discount to the price of the securities issued in such Subsequent Financing or elect to increase by 25% the principal amount of existing notes then currently held by the Holder.  Notwithstanding the foregoing, Holder may exchange this Note for securities issued in a Subsequent Financing (the "Subsequent Securities") at a 25% discount to the price of the Subsequent Securities.  If the Holder elects to exchange the Note for the Subsequent Securities, and such exchange is not accompanied by any cash consideration, Borrower's counsel shall provide a legal opinion stating that the Subsequent Securities are deemed to have been issued on the issue date of this Note.

12.           Certain Waivers.  Except as otherwise expressly provided in this Note, the Borrower hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment and default with respect to the Indebtedness evidenced hereby.  The Borrower hereby expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Borrower.

13.           Waivers and Amendments; Cumulative Remedies.  Neither any provision of this Note nor any performance hereunder may be waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver or discharge is sought.  No right or remedy conferred upon the parties under this Note is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection herewith, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and/or now or hereafter existing at law or in equity or otherwise.

14.           Governing Law.  This Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law.  If either party shall commence an action or proceeding to enforce any provision of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15.           Consent to Jurisdiction and Service of Process.  The Borrower by execution, and the Holder by acceptance, hereof each consent to the jurisdiction of any federal district court in the State of New York having competent jurisdiction.  The Borrower waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Holder may elect, by certified mail directed to the Borrower at the location provided for in Section 13 hereof, or, in the alternative, in any other form or manner permitted by law.

16.           Additional Documents.  From time to time the Holder will execute and deliver to the Borrower such additional instruments as the Borrower may reasonably request to effectuate the purposes of this Note.

17.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or by nationally recognized overnight courier or sent via facsimile addressed to:

If to the Borrower:

Oxis International, Inc.
468 N. Camden Dr., 2nd Floor
Beverly Hills, CA  90210
Attn:  Maurice Spitz, CEO

If to the Holder:

Bristol Investment Fund Ltd.
c/o Bristol Capital Advisors LLC
Attn: Amy Wang, Esq.
10990 Wilshire Blvd., Suite 1410
Los Angeles, CA 90024
Facsimile: (310) 696-0334

or at such other address as shall have been furnished to the other party in writing.  All such notices and other written communications shall be effective:  (a) if mailed, five days after mailing; (b) if delivered, upon delivery; and (c) if sent via facsimile, upon confirmation of receipt.

18.           Wiring Instructions.  Any amount wired to the Borrower hereunder shall be wired in accordance with the following wiring instructions:

Bank Name:	City National Bank
Account Name:	Oxis International, Inc.
Account Number:	0096 32 174
Routing number:	122 016 066

19.           Severability.  If any provision of this Note is prohibited or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor the remaining provisions hereof, nor render unenforceable such provision in any other jurisdiction.

20.           Assignment.  This Note shall inure to the benefit of, and shall be binding upon, the Borrower and the Holder and their respective successors and permitted assigns.  Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party.

21.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  A facsimile signature of any party shall be considered to have the same binding legal effect as an original signature.

22.           No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meeting of stockholders for the election of directors of the Borrower or any other matters or any rights whatsoever as a stockholder of the Borrower; and no dividends shall be payable or accrued in respect of this Note.

23.           JURY WAIVER.  THE BORROWER BY EXECUTION, AND THE HOLDER BY ACCEPTANCE, HEREOF EACH CONSENT THAT IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS NOTE, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS NOTE, THE PERFORMANCE OF THIS NOTE, OR THE RELATIONSHIP CREATED BY THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.  ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS NOTE WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS NOTE OF THE WAIVER OF THEIR RIGHT TO A TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on and as of the date first set forth above.

Oxis International, Inc., a Delaware corporation, as Borrower

By:	/s/ Anthony Cataldo
Name:
Title: